                  FIRST AMENDMENT TO REFUNDING CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO REFUNDING CREDIT AGREEMENT (this "AMENDMENT") dated as of June 30, 2000 among Cornerstone Propane, L.P., a Delaware limited partnership (the "BORROWER"), the undersigned financial institutions (each a "LENDER" and together constituting the "REQUIRED LENDERS", as said terms are defined in the Credit Agreement referred to below) and Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as agent for the Lenders as are or may become parties to said Credit Agreement (in such capacity, the "AGENT").

                                 R E C I T A L S

         The Borrower is a party to a Refunding Credit Agreement dated as of November 20, 1998 with the Agent and the Lenders party thereto (as amended, supplemented or otherwise modified to the date hereof, the "CREDIT AGREEMENT"). Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Credit Agreement.

         The Borrower has requested the Agent and the Lenders currently parties to the Credit Agreement, as provided in Section 11.1 thereof, to effect certain amendments of the Credit Agreement as more fully herein below set forth and in fulfillment of the condition set forth in Section 2.1(b) hereof, NOR has indicated its willingness to enter into a certain Guaranty Agreement of even date herewith in favor of the Agent, for the benefit of the Agent and the Lenders from time to time parties to the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         AMENDMENTS OF CREDIT AGREEMENT

Section 1.1 AMENDMENT OF PREAMBLE. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in
            Article II, the preamble of the Credit Agreement is hereby amended to read in its entirety as follows:

              "This REFUNDING CREDIT AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of November 20, 1998, among CORNERSTONE PROPANE, L.P., a Delaware limited partnership (the "BORROWER"), the various financial institutions or other Persons as are or may become parties hereto pursuant to
              Section 11.11.1 or 11.11.3 hereof (collectively, the "LENDERS"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), as agent (the "AGENT") for the Lenders."

Section 1.2 AMENDMENTS OF SECTION 1.1. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II:

(A) The definition of "Consolidated Interest Expense" set forth in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                         "`CONSOLIDATED INTEREST EXPENSE' means, for any
period, the aggregate consolidated interest expense of the Borrower and the Restricted Subsidiaries determined in accordance with GAAP but including, without duplication, (a) all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances for such period, (b) net costs under Interest Rate Agreements for such period,
(c) the Synthetic Lease Interest Component of the Borrower and the Restricted Subsidiaries for such period, (d) the portion of any Capitalized Lease Liabilities allocable to consolidated interest expense for such period and
(e) the product of (1) the amount of all dividends (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) on all Disqualified Stock of such Person and its Subsidiaries, times
(2) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; provided, however, that "Consolidated Interest Expense" shall not include during any period any out-of-pocket fees or expenses of the Borrower incurred in connection with that certain First Amendment to Refunding Credit Agreement, dated as of June 30, 2000, among the Borrower, the Lenders and the Agent."

(B) Section 1.1 of the Credit Agreement is hereby amended by inserting therein, in its proper alphabetical order, an additional definition to read in its entirety as follows:

                  "`GUARANTY AGREEMENT' means the Guaranty Agreement, dated as of June 30, 2000 by NOR in favor of the Agent."

(C) The definition of "Loan Document" set forth in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "`LOAN DOCUMENT' means this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement, the Guaranty and any pledge agreement, security agreement, guaranty, or mortgage delivered to the Agent pursuant to this Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time; provided, that the Guaranty Agreement shall not be a Loan Document for purposes of this Agreement."

(D) Section 1.1 of the Credit Agreement is hereby amended by inserting therein, in its proper alphabetical order, an additional definition to read in its entirety as follows:

         "`NOR PURCHASE EVENT' means the purchase by NOR of all of the outstanding Commitments and the Loans under this Agreement and the provision of cash collateral or the making of other arrangements satisfactory to the Issuer with respect to outstanding Letters of Credit, in each case in accordance with Section 2.12(b)(i) or 2.14 of the Guaranty Agreement."

Section 1.3 AMENDMENT OF SECTION 8.2.4. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II, Section 8.2.4 of the Credit Agreement is hereby amended by inserting, at the end of said Section, a new paragraph to read in its entirety as follows:

        "Notwithstanding the foregoing provisions of this SECTION 8.2.4 or any directly or indirectly appurtenant definition set forth in SECTION 1.1, so long as the Guaranty Agreement shall be in full force and effect and NOR (i) is in compliance with all of its material obligations thereunder and (ii) has not attempted to revoke in writing any of its obligations thereunder pursuant to Section 2.10 thereof or otherwise:

                  (A) the "Total Funded Indebtedness to Consolidated Cash Flow Ratio" as of any relevant date and for the period then ending shall, for purposes of the foregoing clause (a) of this SECTION 8.2.4, be computed by subtracting $40,000,000 (or such greater amount as shall be the applicable "Guarantied Amount" on such date as specified in or pursuant to the Guaranty Agreement) from the sum of the consolidated Debt, Capitalized Lease Liabilities and Synthetic Lease Obligations of the Borrower and the Restricted Subsidiaries (to the extent not resulting in a negative number); and

                  (B) the ratio of Consolidated Cash Flow to Consolidated Interest Expense as of any relevant date and for the period then ending shall, for purposes of the foregoing clause (b) of this
         SECTION 8.2.4, be computed by excluding from the denominator of such ratio an amount equal to the interest paid during such period on an amount of such Indebtedness, not less than $40,000,000, equal to the daily average "Guarantied Amount" from time to time in effect during such period as specified in or pursuant to the Guaranty Agreement of Indebtedness of the Borrower and the Restricted Subsidiaries at a rate equal to (1) to the extent of the average amount of the Loans outstanding during such period, the interest rates paid during such period on such Loans under this Agreement and (2) thereafter, the average of the interest rates paid during such period on the Private Placement Debt and the Parity Debt.

         In the event that (i) the Guaranty Agreement shall cease to be in full force and effect, (ii) NOR fails to comply with any of its material obligations under the Guaranty Agreement or (iii) NOR attempts to revoke in writing any of its obligations under the Guaranty Agreement, any Default or Event of Default which would have existed under the Credit Agreement except for the adjustments made pursuant to clauses
         (A) and (B) above shall be retroactively reinstated, and the Agent and the Lenders shall have all of their rights and remedies under the Credit Agreement, including any rights and remedies arising from a Default or Event of Default occasioned by a violation of this Section 8.2.4."

Section 1.4 AMENDMENT OF SECTION 9.3(d). On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II, Section 9.3(d) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

         "Without limiting the generality of the foregoing, the Borrower acknowledges and agrees that the rights provided for in the Guaranty Agreement are in addition to the rights provided for in this Agreement and the other Loan Documents. In connection with the

         Guaranty Agreement, the Borrower agrees that any amount paid over to the Agent pursuant to Section 2.08 of the Guaranty Agreement may be applied by the Agent and the Lenders to principal of the Loans (and the same shall thereupon be reduced) notwithstanding the Borrower's intention to pay, or direction to NOR or any other Person to pay, any other obligation of the Borrower. Any amounts received by the Agent or the Lenders pursuant to the terms of the Guaranty Agreement shall be applied to principal of the Loans."

Section 1.5 AMENDMENT OF SECTION 10.9. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II, the last two sentences of Section 10.9 of the Credit Agreement are hereby amended to read in their entirety as follows:

         "Any successor agent shall have a market capitalization equal to or greater than $500,000,000; PROVIDED, HOWEVER, that this requirement shall not apply from and after the occurrence of a NOR Purchase Event. Notwithstanding the foregoing, (a) BofA may not be removed as the Agent at the request of the Required Lenders unless BofA shall also simultaneously be replaced as the Issuer hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA and (b) upon any resignation of BofA (or any successor Agent) as the Agent, BofA (or such successor) shall be deemed to have concurrently resigned as the Issuer with respect to the issuance of any further Letters of Credit hereunder (including without limitation the extension of the expiration of any outstanding Letter of Credit), and, unless such resignation shall occur concurrently with or after a NOR Purchase Event, the successor Agent shall be deemed concurrently appointed as the Issuer (unless the Required Lenders otherwise agree)."

Section 1.6 ADDITION OF SECTION 10.12. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II, the Credit Agreement is hereby amended by inserting, as Section 10.12 of the Credit Agreement, a new provision to read in its entirety as follows:

         "Section 10.12 GUARANTY AGREEMENT. Each of the Lenders from time to time party to this Agreement irrevocably authorizes the Agent, without the necessity of any notice to or further consent from such Lender, to accept, on behalf of such Lender, the Guaranty Agreement, and agrees to be bound by all of the terms and conditions thereof."

Section 1.7 AMENDMENT OF SECTION 11.1. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II, Section 11.1 of the Credit Agreement is hereby amended by (a) deleting the period at the end of subsection (d) and substituting "; or" in lieu thereof and (b) inserting, immediately following such subsection (d), a new subsection (e) to read in its entirety as follows:

         "(e)  release NOR from its obligations under the Guaranty
               Agreement."

Section 1.8 ADDITION OF SECTION 11.11.3. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II, Section 11.11 of the

            Credit Agreement is hereby amended by inserting, as Section
            11.11.3 of the Credit Agreement, a new provision to read in its entirety as follows:

         "Section 11.11.3 ASSIGNMENTS TO NOR. Upon the occurrence of a NOR Purchase Event, each Lender shall assign and delegate to NOR all of such Lender's total Loans and Commitments (the date of such assignment and delegation, the "Assignment Effective Date") pursuant to documentation satisfactory to such Lender and NOR. From and after the Assignment Effective Date, (x) NOR shall be deemed automatically to have become a party hereto and shall be and have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) each assignor Lender shall be released from its obligations hereunder and under the other Loan Documents. Upon the Assignment Effective Date, the Commitments hereunder shall automatically be reduced to zero and NOR shall have no other obligation to lend, issue Letters of Credit or otherwise extend financial accommodations to the Borrower, although NOR may, in its sole discretion, do so if it so elects. In no event shall NOR have any obligation to indemnify the Agent under Section 10.7 hereof for events occurring prior to the Assignment Effective Date. Upon the Assignment Effective Date, the Borrower agrees for the benefit of NOR that the Borrower shall take all action necessary or appropriate pursuant to this Agreement, the Intercreditor Agreement and the other Loan Documents to reflect the NOR Purchase Event including, without limitation, (a) issuing new Notes payable to NOR, and (b) delivery to the Trustee of the certificates contemplated by Section 6 of the Intercreditor Agreement to ensure that NOR is recognized by the Trustee as a holder of Parity Debt and a Parity Lender thereunder for purposes of Section 4 of the Intercreditor Agreement."

Section 1.9 ADDITION OF SECTION 11.16. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Article II, the Credit Agreement is hereby amended by inserting, as Section 11.16 of the Credit Agreement, a new provision to read in its entirety as follows:

         "Section 11.16 AMENDMENT OF INTERCREDITOR AGREEMENT. So long as the Guaranty Agreement remains in effect, each of the Borrower, the Agent and the Lenders hereby agrees that it will not, without the prior written consent of NOR, amend or otherwise modify the Intercreditor Agreement in any manner which would adversely affect the rights of NOR, in the event that NOR shall hold any Loans on the date of any distribution payable in respect of Parity Debt under Section 4 of the Intercreditor Agreement (as said Agreement is in effect on June 30,
         2000), to receive the portion of such distribution allocable to the Loans so held by NOR."

                                   ARTICLE II

                              CONDITIONS PRECEDENT

Section 2.1 CONDITIONS TO EFFECTIVENESS OF ARTICLE I AMENDMENTS. The amendments set forth in Article I of this Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") which is the first date on which all of the following conditions precedent shall have been satisfied, and when effective, shall take effect as of June 30, 2000, regardless of whether the Amendment Effective Date occurs prior to, on or after such date:

(a) The Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by or on behalf of the Borrower, the Agent and the Required Lenders under the Credit Agreement.

(b) The Agent shall have received, on behalf of the Lenders, the Guaranty Agreement, duly executed and delivered by NOR.

(c) The Agent shall have received, on behalf of the Lenders, copies of partnership authorizations for the Borrower and resolutions of the board of directors of each of the Managing General Partner, the Restricted Subsidiaries and NOR authorizing and ratifying the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person.

(d)    The Agent shall have received, on behalf of the Lenders, the opinion of
       (i) McCutchen, Doyle, Brown & Enersen, LLP, special counsel for the Borrower and (ii) Andrews & Kurth L.L.P., special counsel for NOR and of Eric R. Jacobsen, Vice President and General Counsel of NOR (it being understood that said special counsel and Mr. Jacobsen may apportion the coverage of their respective opinions in a manner customary for external and internal counsel in financing transactions); in each case in form and substance satisfactory to the Agent.

(e) Each of the representations and warranties set forth in this Amendment shall be true and correct on a date when all other conditions set forth in Sections 2(a) through 2(d), inclusive, shall have been satisfied.

(f) The Agent shall have received, for the account of each Lender, a non-refundable amendment fee in an amount equal to 0.6875% of the Commitments of such Lender (without regard to usage). Such amendment fees shall be fully earned and nonrefundable on the Amendment Effective Date. The Agent shall have also received, for its own account, a separate amendment fee pursuant to a letter agreement, dated the date hereof, between the Agent and the Borrower.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1 THE BORROWER'S REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided in this Amendment, the Borrower represents and warrants to the Agent and each Lender as of the date of this Amendment as follows:

(a) POWER AND AUTHORITY. The Borrower has all requisite partnership power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (hereafter referred to as the "AMENDED CREDIT AGREEMENT").

(b) AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment by the Borrower, and the performance of the Amended Credit Agreement by the Borrower have been duly authorized by all necessary partnership action, and this Amendment has been duly executed and delivered on behalf of the Borrower.

(c) ENFORCEABILITY. The Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the rights of creditors generally, (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (c) rights of indemnification or contribution being limited by Federal and state securities laws and the public policy underlying such laws.

(d) NO CONFLICT. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Credit Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Borrower or its properties or other assets,
       (ii) result in a breach of or constitute a default under the certificate of limited partnership or partnership agreement of the Borrower or any material agreement, indenture, lease or instrument binding upon it, or its properties or other assets or (iii) result in the creation or imposition of any Liens on its properties other than as permitted under the Credit Agreement.

(e) GOVERNMENTAL CONSENTS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment.

(f) REPRESENTATIONS AND WARRANTIES IN THE CREDIT AGREEMENT. The Borrower confirms that, as of the Amendment Effective Date and after giving effect to this Amendment and the Guaranty Agreement, (i) the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date and (ii) no Default or Event of Default has occurred and is continuing.

(g) RESTRICTED SUBSIDIARIES. As of the date of this Amendment, the Borrower has no Restricted Subsidiaries other than Cornerstone Holding and Flame.

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1 COUNTERPARTS; NOTICE OF EFFECTIVENESS. This Amendment may be
            executed by the Borrower and the Required Lenders in any number of counterparts, all of which shall constitute together but one and the same agreement, and any such person may become a party hereto by executing any such counterpart. The Agent shall give written notice of the occurrence of the Amendment Effective Date to the Borrower, the Lenders and NOR in the manner specified in Section 11.2 of the Credit Agreement; PROVIDED, HOWEVER, that the failure to so notify shall not impair the effectiveness of this Amendment.

Section 4.2 RATIFICATION OF CREDIT AGREEMENT. The Credit Agreement, as amended by this Amendment (including, without limitation, Section 11.3(a) thereof as applied to the transactions contemplated hereby), is hereby ratified and confirmed in all respects.

Section 4.3 GOVERNING LAW. This Amendment shall be deemed to be a contract made under and governed by the internal laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                            CORNERSTONE PROPANE, L.P.

                            By:      CORNERSTONE PROPANE GP, INC.,
                                     its Managing General Partner



                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________



                             BANK OF AMERICA, N.A., as Agent for the Lenders




                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________

                              BANK OF AMERICA, N.A.



                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________

                             UNION BANK OF CALIFORNIA, N.A.



                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________

                             FLEET NATIONAL BANK


                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________

                            FIRST UNION NATIONAL BANK



                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________

                             THE BANK OF NOVA SCOTIA



                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________

                             CREDIT AGRICOLE INDOSUEZ


                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________

Each of the undersigned hereby acknowledges and consents to the foregoing First Amendment to Refunding Credit Agreement, reaffirms the terms of its Guaranty in favor of the Trustee and acknowledges that such Guaranty remains in full force and effect in accordance with its terms.


Dated: ________________              CORNERSTONE HOLDING CORP.


                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________



                                      FLAME, INC.


                                     By:      ________________________________
                                     Name:    ________________________________
                                     Title:   ________________________________